UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):September 30,2003

    BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8739	22-1970303
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1830 Route 130, Burlington, NJ		08016
(Address of principal Executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

ITEM 5     OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On September 30, 2003, the Registrant and its wholly-owned subsidiary, Burlington Coat Factory Warehouse of New Jersey, Inc. (collectively, the "Obligors"), completed the sale of an aggregate of $100 million of the Obligors' senior notes (the "Notes") to a group of institutional investors. The Notes were issued in two tranches. The Series A Notes aggregate $36 million at an interest rate of 4.06% due September 30,2010 with an average life of five years. The Series B Notes aggregate $64 million at an interest rate of 4.67% due September 30, 2013 with an average life of seven years. The Registrant intends to use the proceeds from the sale of the Notes for general corporate purposes and the build-out of additional stores, including associated real estate acquisitions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
By: /s/ Robert L. LaPenta Robert L. LaPenta Vice President - Chief Accounting Officer